Exhibit 5.1
[Letterhead of Richards, Layton & Finger, P.A.]
                      , 2007
Brookshire™ Raw Materials (U.S.) Trust
c/o Brookshire™ Raw Materials Management, LLC
Suite 210
1000 Hart Road
Barrington, Illinois
U.S.A. 60010
Re: Brookshire Raw Materials (U.S.) Trust
Ladies and Gentlemen:
     We have acted as special Delaware counsel for Brookshire Raw Materials (U.S.) Trust, a Delaware statutory trust (the “Trust”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.
     For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:
     (a) The Certificate of Trust of the Trust, as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on August 17, 2006, as amended and restated on                       , 2007 (the “Certificate”);
     (b) The Declaration of Trust and Trust Agreement of the Trust, dated as of August 16, 2006, among Brookshire Raw Materials Management, LLC (the “Company”), as managing owner, the Trustee and the Limited Owners (as defined therein) from time to time thereunder (the “Initial Trust Agreement”);
     (c) The Pre-Effective Amendment No.                to Form S-1 Registration Statement (the “Registration Statement”), including a prospectus (the “Prospectus”), relating to the Trust to be filed with the Securities and Exchange Commission on or about [              ], 2007;
     (d) A form of Amended and Restated Declaration of Trust and Trust Agreement of the Trust (the “Trust Agreement”), to be entered into among the Company, as depositor, the Trustee and the Limited Owners from time to time thereunder, attached as an exhibit to the Registration Statement; and

Brookshire Raw Materials (U.S.) Trust
                      , 2007

     (e) A Certificate of Good Standing for the Trust, dated                       , 2007, obtained from the Secretary of State.
     Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.
     For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.
     With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.
     For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the governing instrument of the Trust and the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, that each of the parties to the documents examined by us has been duly created, formed or organized, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its creation, formation or organization, (iii) that each natural person who is a signatory to the documents examined by us has the legal capacity to sign such documents, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that each of the parties to the documents examined by us has duly authorized, executed and delivered such documents and that each party has complied with all of the obligations and satisfied all of the conditions on its part to be performed or satisfied pursuant to the documents examined by us, (vi) that each Person to whom a Unit is to be issued by the Trust has received such Unit and has paid for the Unit acquired by it, in accordance with the Trust Agreement and the Registration Statement and (vii) that the Units are issued and sold to the Owners in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.
     This opinion is limited to the laws of the State of Delaware (excluding banking and securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating

Brookshire Raw Materials (U.S.) Trust
                      , 2007

thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.
     Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:
     1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C. § 3801, et seq. (the “Act”).
     2. When the Trust Agreement has been duly authorized by all necessary action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Company and the Trustee enforceable against the Company and Trustee in accordance with its terms.
     3. Assuming that (i) separate and distinct records are maintained for each series (as defined in the Act, a “Series”) created pursuant to the Trust Agreement, (ii) the assets associated with each Series are held in such separate and distinct records (directly or indirectly including through a nominee or otherwise) and accounted for in such separate and distinct records separately from the other assets of the Trust, or any other Series, (iii) the notice of the limitation on liabilities of a series provided in Section 3804(a) of the Act is continuously set forth in the Certificate of Trust and (iv) the Trust Agreement continuously provides for those matters described in (i), (ii) and (iii) of this paragraph 4, each Series shall be entitled to the benefits of the limitation on interseries liability set forth in Section 3804(a) of the Act.
     4. When sold to, delivered and paid for the purchasers thereof in accordance with the Trust Agreement and the Registration Statement, the Units will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust. The Limited Owners, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Owners may be obligated to make payments as set forth in the Trust Agreement.
     The foregoing opinions regarding enforceability are subject to (i) applicable bankruptcy, insolvency, moratorium, reorganization, receivership, fraudulent transfer and similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law with respect to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law) and (iii) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.
     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consents, we do

Brookshire Raw Materials (U.S.) Trust
                      , 2007

not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

TJH